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                                                            EXHIBIT 1(A)(8)(b)




                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

                                     AMONG

                        VARIABLE INSURANCE PRODUCTS FUND

                       FIDELITY DISTRIBUTORS CORPORATION

                                      AND

    NATIONAL LIFE INSURANCE COMPANY (AS SUCCESSOR TO VERMONT LIFE INSURANCE
                                    COMPANY)


     THIS AMENDMENT NO.1 to the Participation Agreement by and among Vermont Life Insurance Company (since merged into National Life Insurance Company), Variable Insurance Products Fund (the "Fund"), and Fidelity Distributors Corporation (the "Underwriter"), dated August 1, 1989 (the "Participation Agreement"), and is made and entered into this ______ day of January, 1996.

     1.  Schedule A is hereby amended to add the following contract forms:

National Life Contract Form 7206 (Flexible Premium Adjustable Benefit Variable Life Insurance)

National Life Contract Form 7207 (Flexible Premium Adjustable Benefit Variable Life Insurance (Unisex Version)

     2.  Schedule C is hereby amended to add the following separate account:

National Variable Life Insurance Account - February 5, 1985

     3. Pursuant to section 1.6 hereof, the Fund and the Distributor hereby consents to the investment of net amounts available under the variable contracts listed in paragraph 1 above in the following Funds other than the
Fund: The Market Street Fund, and the Alger American Fund.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Particiaption Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be affixed hereto as of the date specified below.

                        NATIONAL LIFE INSURANCE COMPANY


                         by
                           ----------------------------
                           Name:
                           Title:

                         VARIABLE INSURANCE PRODUCTS FUND


                         by
                           ----------------------------
                           Name:
                           Title:

                         FIDELITY DISTRIBUTORS CORPORATION


                         by
                           ----------------------------
                           Name:
                           Title: